As filed with the Securities and Exchange Commission on March 1, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

e.l.f. Beauty, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2844	46-4464131
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

570 10th Street
Oakland, CA 94607
(510) 778-7787
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________

2016 Equity Incentive Award Plan
2016 Employee Stock Purchase Plan
(Full Title of the Plan)
_____________________________

Tarang P. Amin
Chairman and Chief Executive Officer
e.l.f. Beauty, Inc.
570 10th Street
Oakland, CA 94607
(510) 778-7787
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 _____________________________
Copies to:

Tad J. Freese, Esq.
Kathleen M. Wells, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Telephone: (650) 328-4600
Facsimile: (650) 463-2600
_____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,948,611	(2)	$7.35	(3)	$14,322,290.85	$1,735.87
Common Stock, $0.01 par value	487,152	(4)	$7.35	(3)	$3,580,567.20	$433.97
Total:	2,435,763				$17,902,858.05	$2,169.84

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of e.l.f. Beauty, Inc. (the “Registrant”) that become issuable under the 2016 Equity Incentive Award Plan (the “2016 Plan”) and the 2016 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)			Represents the additional shares of common stock available for future issuance under the 2016 Plan resulting from an annual increase as of January 1, 2019.
(3)
This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the Registrant’s common stock as reported on The New York Stock Exchange on February 27, 2019.

(4)			Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2019.
Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are granted, exercised and/or vest.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 2,435,763 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements on Form S-8 (File No. 333-213818, File No. 333-216718, and File No. 333-223383) are effective: (i) the 2016 Equity Incentive Award Plan, pursuant to the automatic annual increase provision therein, which added 1,948,611 shares of common stock, and (ii) the 2016 Employee Stock Purchase Plan, pursuant to the automatic annual increase provision therein, which added 487,152 shares of common stock.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON
FORM S-8
Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2016 (File No. 333-213818), March 15, 2017 (File No. 333-216718), and March 1, 2018 (FIle No. 333-223383) are incorporated by reference herein.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

(b)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 10, 2019, February 14, 2019, and February 26, 2019 (with respect to Items 2.05 and 5.02 only); and

(c)
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-37873), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act, on September 12, 2016, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	Date	Exhibit Number	File Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	9/27/2016	3.1	001-37873

4.2	Amended and Restated Bylaws.	8-K	9/27/2016	3.2	001-37873

4.3	Registration Rights Agreement, dated as of January 31, 2014, by and among e.l.f. Beauty, Inc. and certain stockholders party thereto.	S-1	8/26/2016	4.2	333-213333

4.4	Second Amended and Restated Stockholders Agreement, dated as of March 3, 2017, by and among the Registrant and certain equityholders party thereto.	8-K	3/3/2017	10.1	001-37873

4.5	Form of Common Stock Certificate.	S-1/A	9/12/2016	4.4	333-213333

5.1	Opinion of Legal Counsel.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Legal Counsel (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1(a)#	e.l.f. Beauty, Inc. 2016 Equity Incentive Plan.	S-1/A	9/12/2016	10.16	333-213333

99.1(b)#	Form of Stock Option Grant under the e.l.f. Beauty, Inc. 2016 Equity Incentive Plan.	S-1/A	9/12/2016	10.17	333-213333

99.1(c)#	Form of Restricted Stock Unit under the e.l.f. Beauty, Inc. 2016 Equity Incentive Plan.	S-1/A	9/12/2016	10.27	333-213333

99.1(d)#	Form of Restricted Stock Award Grant Notice under the e.l.f. Beauty, Inc. 2016 Equity Incentive Plan (Executives).	10-K	3/15/2017	10.12(d)	001-37873

99.1(e)#	Form of Restricted Stock Award Grant Notice under the e.l.f. Beauty, Inc. 2016 Equity Incentive Plan (Chief Executive Officer).	10-K	3/15/2017	10.12(e)	001-37873

99.2#	e.l.f. Beauty, Inc. 2016 Employee Stock Purchase Plan.	S-1/A	9/12/2016	10.18	333-213333

#	Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on March 1, 2019.

e.l.f. Beauty, Inc.

By:	/s/ Tarang P. Amin
Name:	Tarang P. Amin
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tarang P. Amin, John P. Bailey and Scott K. Milsten, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tarang P. Amin	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 22, 2019
Tarang P. Amin
/s/ John P. Bailey	President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2019
John P. Bailey
/s/ Lauren Cooks Levitan	Director	February 23, 2019
Lauren Cooks Levitan
/s/ William E. McGlashan, Jr.	Director	February 23, 2019
William E. McGlashan, Jr.
/s/ Richelle P. Parham	Director	February 22, 2019
Richelle P. Parham
/s/ Kirk L. Perry	Director	February 24, 2019
Kirk L. Perry
/s/ Beth M. Pritchard	Director	February 23, 2019
Beth M. Pritchard
/s/ Sabrina L. Simmons	Director	February 22, 2019
Sabrina L. Simmons
/s/ Maureen C. Watson	Director	February 27, 2019
Maureen C. Watson
/s/ Richard G. Wolford	Director	February 27, 2019
Richard G. Wolford